9UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
____________________________________________________
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2019
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Travelzoo
(Exact name of registrant as specified in its charter)
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Delaware	000-50171	36-4415727
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
590 Madison Avenue, 37th Floor New York, New York		10022
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (212) 484-4900
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2019 Annual Meeting of Stockholders of Travelzoo held on May 14, 2019 in Mountain View, California, the following actions were taken.
Travelzoo's stockholders elected Ralph Bartel, Christina Sindoni Ciocca, Carrie Liqun Liu, Mary Reilly and Beatrice Tarka to serve on the Board of Directors until the next annual meeting of stockholders. The voting results are:

	Votes For	Votes Withheld
Ralph Bartel	8,890,088	707,262
Christina Sindoni Ciocca	8,908,664	688,686
Carrie Liqun Liu	9,009,392	587,958
Mary Reilly	8,849,875	747,475
Beatrice Tarka	9,009,092	588,258

Ms. Liu, Ms. Reilly, and Ms. Tarka will serve as independent directors in accordance with the listing standards of the NASDAQ Stock Market.
The proposal regarding the stock option grants to Chief Technology Officer and Global Head of Brand was approved. The voting results are:

Votes For	Votes Against	Abstain
9,566,748	27,199	3,403

The proposal regarding the non-binding advisory vote on the compensation of named executive officers was approved. The voting results are:

Votes For	Votes Against	Abstain
9,549,911	42,799	4,640

The proposal regarding the amendment to the Company's Certificate of Incorporation to Authorize a Reduction of the Authorized Number of Shares of Our Common Stock from 40,000,000 to 20,000,000 Shares was approved. The voting results are:

Votes For	Votes Against	Abstain
10,970,168	176,116	42,919

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELZOO

Date: May 15, 2019	By:	/s/ Lisa Su
Lisa Su
Principal Accounting Officer